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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) July 19, 2001

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1131806	94-3392885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 Rosewood Drive, Pleasanton, California 94588
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (925) 520-6000

(Former name or former address, if changed since last report)

Item 5. Other Events

    On July 19, 2001, the Registrant announced financial results for its wholly-owned subsidiary, Commerce One Operations, Inc. (formerly, prior to Commerce One's reorganization into a holding company structure on July 11, 2001, Commerce One, Inc.) ("Commerce One Operations"), for the quarter ended June 30, 2001.

    Revenues for the current quarter totaled $101.3 million, an increase of 61 percent over revenues of $62.7 million for the quarter ended June 30, 2000. Operating loss for the second quarter of 2001, excluding acquisition-related costs, interest, taxes, amortization of technology agreement, stock compensation and intangible assets, and other non-recurring charges, was $70.2 million, or $0.31 per share, as compared to $16.2 million, or $0.10 per share, for the corresponding quarter in 2000. The net loss for the current quarter was $2,068.3 million, or $9.02 per share, as compared with a net loss of $43.1 million, or $0.28 per share, for the corresponding quarter in 2000. The second quarter net loss includes acquisition-related costs, interest, amortization of technology agreement, stock compensation and intangible assets, and certain one-time charges. These one-time charges include a non-cash charge of $1,712.8 million resulting from the impairment of intangible assets and equity investments, and a restructuring charge of $62.0 million.

    For a discussion of the risk factors that could affect the Registrant's business, see the section entitled "Risk Factors" beginning on page 12 of the proxy statement/prospectus filed by the Registrant with the Securities and Exchange Commission on June 6, 2001 (Commission File No. 333-58558-99) and in the Registrant's and Commerce One Operations' other filings with the Securities and Exchange Commission, including Commerce One Operations' Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

Commerce One, Inc.

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000
Revenues:
License fees	$29,785	$40,953	$99,199	$68,074
Services	71,466	21,751	172,325	29,639

Total revenues	101,251	62,704	271,524	97,713

Costs and expenses:
License fees (1)	616,393	973	640,327	2,072
Services	66,561	20,327	147,569	31,143
Sales and marketing	52,173	31,230	111,378	50,434
Product development	27,030	20,769	56,742	34,923
General and administrative	49,049	5,628	73,000	9,314
Purchased in-process research and development	4,548	—	4,548	5,142
Stock compensation	24,717	4,127	49,065	8,326
Amortization of goodwill and other intangible assets	144,534	22,509	287,289	44,404
Restructuring costs	62,048	—	76,147	—
Impairment of intangible assets and equity investments	1,120,464	—	1,120,464	—

Total costs and expenses	2,167,517	105,563	2,566,529	185,758

Loss from operations	(2,066,266)	(42,859)	(2,295,005)	(88,045)
Interest income and other, net	408	1,182	3,213	2,723

Net loss before income taxes	(2,065,858)	(41,677)	(2,291,792)	(85,322)
Provision for income taxes	2,400	1,470	5,000	1,470

Net loss	$(2,068,258)	$(43,147)	$(2,296,792)	$(86,792)

Basic and diluted net loss per share	$(9.02)	$(0.28)	$(10.14)	$(0.57)

Shares used in calculation of basic and diluted net loss per share	229,184	155,064	226,515	153,250

(1)
2001 results include impairment of technology agreement of $592,334.

Commerce One, Inc.

Pro Forma Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000
Revenues:
License fees	$29,785	$40,953	$99,199	$68,074
Services	71,466	21,751	172,325	29,639

Total revenues	101,251	62,704	271,524	97,713

Costs and expenses:
License fees	2,455	973	4,324	2,073
Services	66,561	20,327	147,569	31,142
Sales and marketing	52,173	31,230	111,378	50,433
Product development	27,030	20,769	56,742	34,924
General and administrative	23,231	5,628	47,182	9,314

Total costs and expenses	171,450	78,927	367,195	127,886
Loss before acquisition-related costs, interest, taxes and other non-cash charges	(70,199)	(16,223)	(95,671)	(30,173)

Purchased in-process research and development	4,548	—	4,548	5,142
Stock compensation	24,717	4,127	49,065	8,326
Amortization of goodwill and other intangible assets	166,138	22,509	330,958	44,405
Restructuring costs and write-down of accounts receivable	87,866	—	101,965	—
Impairment of intangible assets and equity investments	1,712,798	—	1,712,798	—

	1,996,067	26,636	2,199,334	57,873

Loss before interest and income tax	(2,066,266)	(42,859)	(2,295,005)	(88,046)
Interest income and other, net	408	1,182	3,213	2,723
Provision for income taxes	2,400	1,470	5,000	1,470

Net loss	$(2,068,258)	$(43,147)	$(2,296,792)	#######

Net loss per share before acquisition related costs, interest, taxes, impairment of assets and other non-cash charges	$(0.31)	$(0.10)	$(0.42)	$(0.20)

Basic and diluted net loss per share	$(9.02)	$(0.28)	$(10.14)	$(0.57)

Shares used in calculation of net loss per share	229,184	155,064	226,515	153,250

Commerce One, Inc.

Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2001	December 31, 2000
ASSETS
Current assets:
Cash and cash equivalents	$219,268	$341,440
Accounts receivable, net	123,421	154,858
Prepaid expenses and other current assets	14,296	16,470

Total current assets	356,985	512,768
Property and equipment, net	110,783	95,143
Intangible assets, net	466,143	2,416,230
Investments and other assets	15,403	46,414

Total assets	$949,314	$3,070,555

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,529	$26,408
Accrued compensation and related expenses	27,779	44,825
Deferred revenue	104,728	112,308
Other current liabilities	131,341	83,264

Total current liabilities	295,377	266,805
Notes payable	19,302	4,339
Total stockholders' equity	634,635	2,799,411

Total liabilities and stockholders' equity	$949,314	$3,070,555

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.
/s/ ROBERT M. TARKOFF Robert M. Tarkoff Senior Vice President Worldwide Development, General Counsel and Secretary
Date: July 23, 2001

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  Item 5. Other Events
Commerce One, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share data)
Commerce One, Inc. Pro Forma Condensed Consolidated Statements of Operations (In thousands, except per share data)
Commerce One, Inc. Condensed Consolidated Balance Sheets (In thousands)
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